UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2006

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 481-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On December 13, 2006, The John B. Kilroy Living Trust (the “Trust”) and The John B. and Nelly Llanos Kilroy Foundation (the “Foundation”), two entities controlled by John B. Kilroy, Sr., Chairman of the Board of Directors of Kilroy Realty Corporation (the “Company”), adopted stock trading plans in order to sell a portion of their common stock holdings of the Company. These plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934. The Trust adopted its plan as part of its overall tax and estate planning strategy. Pursuant to the plan, a brokerage firm will sell 50,000 shares of common stock of the Company on behalf of the Trust. The Foundation adopted its plan as part of its overall asset diversification strategy. Pursuant to the plan, a brokerage firm will sell 25,000 shares of common stock of the Company on behalf of the Foundation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

Date: December 21, 2006	By	/s/ Heidi R. Roth
Heidi R. Roth Senior Vice President and Controller